EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-57695) of Mobius Management Systems, Inc. of our report dated December 16, 2002 relating to the financial statements of Cytura Corp., which appears in the Current Report on Form 8-K/A of Mobius Management Systems, Inc. dated December 20, 2002.





PricewaterhouseCoopers LLP
Tampa, FL
December 20, 2002